Exhibit 99.1

BNY Mellon

Quarterly Earnings Review

Financial Results

July 20, 2010

Table of Contents

Non-GAAP Financial Measures	2

Second Quarter 2010 Financial Highlights	3

Financial Summary/Key Metrics (continuing operations)	4

Assets Under Management/Custody and Administration/Market Indices	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Operations of Consolidated Asset Management Funds	9

Regulatory Reform	9

Investment Securities Portfolio	10

Foreign Exchange and Other Trading Activities Revenue	11

Capital	11

Nonperforming Assets	11

Allowance for Credit Losses, Provision and Net Charge-offs	12

Discontinued Operations	12

Business Segments	12

• Asset Management	13

• Wealth Management	14

• Asset Servicing	15

• Issuer Services	16

• Clearing Services	17

• Treasury Services	18

• Other	19

Supplemental Information – Explanation of Non-GAAP Financial Measures	20

Cautionary Statement	23

BNY Mellon 2Q10 Quarterly Earnings Review

NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations, is a measure of capital strength that adds additional useful information to investors, supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 capital ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes preferred stock and trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided the measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net investment securities gains (losses) and noncontrolling interests related to consolidated asset management funds and expense measures excluding items, such as merger and integration (“M&I”) expenses, intangible amortization expenses, the FDIC special assessment, special litigation reserves taken in the first quarter of 2010; and measures which utilize net income excluding tax items such as the discrete tax benefits related to a tax loss on mortgages and the benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expenses primarily relate to the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net investment securities gains (losses), BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these sectors is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. Management of the investment securities portfolio is a shared service contained in the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. With regards to higher yields related to the restructured investment securities portfolio, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the segment results. The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated asset management funds, net of noncontrolling interest related to the consolidation of certain assets management funds permits investors to view revenue on a basis consistent with prior periods. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding the discrete tax benefits related to a tax loss on mortgages permits investors to calculate the tax impact of BNY Mellon’s primary businesses. BNY Mellon believes that these presentations, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses.

In this Earnings Review, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business segment basis. Below is a listing of certain financial measures which have been impacted by the exclusion and/or adjustment of certain items.

Revenue: Investment securities gains (losses) and income from consolidated asset management funds, net of noncontrolling interest.

Noninterest expense: Special litigation reserves taken in the first quarter of 2010, M&I expenses, intangible amortization expense, FDIC special assessment and restructuring charges.

Earnings per share: Special litigation reserves taken in the first quarter of 2010, M&I expenses, restructuring charges, preferred dividends, net investment securities gains (losses) and discrete tax benefits.

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BNY Mellon 2Q10 Quarterly Earnings Review

SECOND QUARTER 2010 FINANCIAL HIGHLIGHTS

	Income after tax from continuing operations (a)			EPS from continuing operations (a)(b)
	(in millions)							2Q10 vs.
	2Q09	1Q10	2Q10	2Q09		1Q10	2Q10	2Q09	1Q10
Earnings:
Continuing operations – GAAP	$267	$601	$668	$0.23		$0.49	$0.55	139%	12%
Non-GAAP adjustments (a)	335	114	—	0.29		0.10	—

Subtotal Non-GAAP operating basis	602	715	668	0.51	(c)	0.59	0.55	8%	(7)%
Intangible amortization	67	62	60	0.06		0.05	0.05

Continuing operations – Non-GAAP	$669	$777	$728	$0.57		$0.64	$0.60	5%	(6)%

KEY POINTS (comparisons are unannualized 2Q10 vs. 1Q10 unless otherwise stated)

•	Operating earnings
-	Fee revenue benefited from a 6% increase in securities servicing fees and a 39% increase in foreign exchange revenue, offset by negative trading revenue primarily in derivatives due to credit valuation adjustments (“CVA”) on widening spreads and lower fixed income trading revenue
-	Net interest revenue decreased 6% primarily reflecting our credit strategy to reduce targeted loan exposure, as well as reducing the duration of placements
-	Noninterest expenses increased 3% reflecting higher support agreement charges resulting from a quarterly change in the market value of Lehman securities, the impact of the annual merit increase, the U.K. bonus tax and higher business development activity
•	Asset quality improvement
-	Provision down 43% to $20 million; nonperforming assets down 12% to $406 million
-	Unrealized pre-tax gain of $292 million on the investment portfolio compared with an unrealized loss of $247 million at March 31, 2010
•	Capital generation strong
-	Tier 1 capital increased approximately $430 million
-	Tangible common equity increased approximately $795 million
-	Tier 1 capital ratio 13.5%, Tier 1 common equity ratio 11.8% and Tangible common shareholders’ equity ratio 6.3%
•	Client assets stable
-	Assets under custody and administration $21.8 trillion, up 6% year-over-year
-	Assets under management $1.0 trillion, up 13% year-over-year

- Long-term inflows $12 billion in 2Q10

- Short-term outflows $17 billion in 2Q10

•	Completed acquisition of the Global Investment Servicing business on July 1, 2010
-	Successfully raised $700 million of common equity via a forward sale agreement that is expected to settle in 3Q10

(a)	See Supplemental information beginning on page 20 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities of $2 million in the second quarter of 2009, $5 million in the first quarter of 2010 and $7 million in the second quarter of 2010.
(c)	Does not foot due to rounding.

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BNY Mellon 2Q10 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)	2009			2010			2Q10 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr		2nd Qtr	2Q09	1Q10
Revenue:
Fee and other revenue – GAAP	$2,257	$(2,216)	$2,595	$2,549		$2,571
Less: Investment securities gains (losses)	(256)	(4,833)	15	7		13

Total fee revenue – GAAP	$2,513	$2,617	$2,580	$2,542		$2,558	2%	1%
Income of consolidated asset management funds, net of noncontrolling interests	—	—	—	41	(a)	32 (a)
Total fee revenue – Non-GAAP	2,513	2,617	2,580	2,583		2,590	3	—
Net interest revenue – GAAP	700	716	724	765		722	3	(6)
Total revenue excluding investment securities gains (losses) – Non-GAAP (b)	$3,213	$3,333	$3,304	$3,348		$3,312	3	(1)
Provision for credit losses	$61	$147	$65	$35		$20

Expense:
Noninterest expense – GAAP	$2,383	$2,318	$2,582	$2,460		$2,332
Less: Special litigation reserves	N/A	N/A	N/A	164		N/A
M&I expenses	59	54	52	26		14
Restructuring charges	6	(5)	139	7		(15)
FDIC special assessment	61	—	—	—		—
Amortization of intangible assets	108	104	107	97		98

Total noninterest expense – excluding special litigation reserves, M&I expenses, restructuring charges, FDIC special assessment and intangible amortization – Non-GAAP	$2,149	$2,165	$2,284	$2,166		$2,235	4	3

Income:
Income (loss) from continuing operations	$501	$(2,438)	$713	$626		$702	40%	12%
Net (income) loss attributable to noncontrolling interests, net of tax	2	(1)	(1)	(25	) (a)	(34)
Redemption charge and preferred dividends	(236)	—	—	—		—

Income (loss) from continuing operations, net of tax	267	(2,439)	712	601		668
Income (loss) from discontinued operations, net of tax	(91)	(19)	(119)	(42)		(10)
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$176	$(2,458)	$593	$559		$658

Key Metrics (Continuing operations):
Pre-tax operating margin – GAAP (c)	17%	N/M	20%	26%		30%
Non-GAAP adjusted (c)	31%	31%	29%	34%		32%

Return on common equity (annualized) – GAAP (c)	4.0%	N/M	9.8%	8.2%		8.8%
Non-GAAP adjusted (c)	6.6%	9.9%	10.1%	10.6%		9.5%

Return on tangible common equity (annualized)
Non-GAAP (c)	18.4%	N/M	33.0%	25.8%		25.8%
Non-GAAP adjusted (c)	24.0%	31.5%	31.1%	30.2%		25.5%

Fee and other revenue as a percent of total revenue	76%	N/M	78%	75%		77%

Percent of non-U.S. fee and net interest revenue including noncontrolling interests related to consolidated asset management funds	31%	31%	36%	34%		35%

Effective tax rate – GAAP	2.2%	N/M	N/M	29.1%		30.2%
Non-GAAP adjusted (d)	32.4%	31.8%	22.1%	31.0%		30.1%

Period end
Employees	41,800	42,000	42,200	42,300		42,700
Market capitalization	$35,255	$34,911	$33,783	$37,456		$29,975
Common shares outstanding	1,202,828	1,204,244	1,207,835	1,212,941		1,214,042
(a)	Includes $24 million and $33 million of noncontrolling interests related to consolidated asset management funds in the first and second quarters of 2010, respectively.
(b)	Total revenue – GAAP was $2.957 billion, $(1.500) billion, $3.319 billion, $3.379 billion and $3.358 billion, respectively.
(c)	See Supplemental information beginning on page 20 for GAAP to Non-GAAP reconciliations.
(d)	The effective tax rate – Non-GAAP for the quarters of 2009 exclude investment securities losses, M&I expenses, restructuring charges, support agreement charges, FDIC special assessment and discrete tax benefits. The effective tax rate – Non-GAAP for the first and second quarters of 2010 excludes M&I expenses and restructuring charges. In addition, the effective tax rate for the first quarter of 2010 excludes special litigation reserves taken in the first quarter of 2010.
N/A	– Not applicable.
N/M	– Not meaningful.

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BNY Mellon 2Q10 Quarterly Earnings Review

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2009			2010		2Q10 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09	1Q10
Market value of assets under management at period-end (in billions)	$926	$966	$1,115	$1,105	$1,047	13%	(5)%

Market value of assets under custody and administration at period-end (in trillions)	$20.7	$22.1	$22.3	$22.4	$21.8	6%	(2)%

Market value of securities on loan at period-end (in billions) (a)	$290	$299	$247	$253	$248	(14)%	(2)%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

ASSETS UNDER MANAGEMENT FLOWS

Changes in market value of assets under management from March 31, 2010 to June 30, 2010 by business segment-preliminary
(in billions)	Asset Management	Wealth Management	Total
Market value of assets under management at March 31, 2010	$1,029	$76	$1,105
Net inflows (outflows):
Long-term	13	(1)	12
Money market	(17)	—	(17)
Total net inflows (outflows)	(4)	(1)	(5)
Net market/currency impact	(49)	(4)	(53)
Market value of assets under management at June 30, 2010	$976 (a)	$71 (b)	$1,047

(a)	Excludes $4 billion subadvised for the Wealth Management segment.
(b)	Excludes private client assets managed in the Asset Management segment.

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under management at period end (a)	2009			2010
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Equity	31%	34%	31%	32%	30%
Money market	43%	39%	32%	30%	30%
Fixed income	17%	17%	21%	21%	23%
Alternative investments and overlay	9%	10%	16%	17%	17%
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

MARKET INDICES

Market indices	2009			2010		2Q10 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09	1Q10
S&P 500 Index (a)	919	1057	1115	1169	1031	12%	(12)%
S&P 500 Index-daily average	891	995	1088	1123	1135	27	1
FTSE 100 Index (a)	4249	5134	5413	5680	4917	16	(13)
FTSE 100 Index-daily average	4258	4708	5235	5431	5361	26	(1)
NASDAQ Composite Index (a)	1835	2122	2269	2398	2109	15	(12)
Lehman Brothers Aggregate BondSM Index (a)	280	304	301	300	299	7	—
MSCI EAFE® Index (a)	1307	1553	1581	1584	1348	3	(15)
NYSE Share Volume (in billions)	151	126	112	103	140	(7)	36
NASDAQ Share Volume (in billions)	152	144	131	143	159	5	11
(a)	Period end.

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BNY Mellon 2Q10 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue	2009			2010				2Q10 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr		2nd Qtr		2Q09	1Q10
Securities servicing fees:
Asset servicing	$574	$600	$621	$608		$622		8%	2%
Securities lending revenue	97	43	29	29		46		(53)	59
Issuer services	372	359	368	333		354		(5)	6
Clearing services	250	236	223	230		245		(2)	7
Total securities servicing fees	1,293	1,238	1,241	1,200		1,267		(2)	6
Asset and wealth management fees	637	650	736	678		676		6	—
Foreign exchange and other trading activities	237	246	246	262		220		(7)	(16)
Treasury services	132	128	134	131		125		(5)	(5)
Distribution and servicing	107	94	85	76		77		(28)	1
Financing-related fees	54	56	57	50		48		(11)	(4)
Investment income	44	121	78	108		72		64	(33)
Other	9	84	3	37		73		N/M	N/M
Total fee revenue – GAAP	$2,513	$2,617	$2,580	$2,542		$2,558		2%	1%
Income of consolidated asset management funds, net of noncontrolling interests	—	—	—	41	(a)	32	(a)	N/M	(22)
Total fee revenue – Non-GAAP	$2,513	$2,617	$2,580	$2,583		$2,590		3%	—%
Net securities gains (losses)	(256)	(4,833)	15	7		13		N/M	N/M
Total fee and other revenue – Non-GAAP (b)	$2,257	$(2,216)	$2,595	$2,590		$2,603		15%	1%
Fee and other revenue as a percent of total revenue – GAAP	76%	N/M	78%	75%		77%
(a)	Includes $25 million and $29 million previously included in asset and wealth management fees and $16 million and $3 million previously included in investment income for the first and second quarters of 2010, respectively. See page 9.
(b)	Total fee and other revenue on a GAAP basis was $2,257 million, $(2,216) million, $2,595 million, $2,549 million and $2,571 million, respectively.

N/M - Not meaningful.

KEY POINTS

•	Asset servicing fees – Year-over-year growth reflects higher market values and new business. The increase sequentially primarily reflects new business and higher transaction volumes.
•	Securities lending revenue – The year-over-year decrease reflects narrower spreads and lower loan balances while the sequential increase reflects seasonality.
•

Issuer services fees – The decrease year-over-year reflects lower Corporate Trust fee revenue resulting from decreased activity in the global debt markets and lower money market related distribution fees, partially offset by higher Depositary Receipts revenue reflecting higher issuance and service fees. The sequential increase resulted from seasonality in Depositary Receipts and Shareowner Services, partially offset by lower Corporate Trust fee revenue.

•	Clearing services fees – Year-over-year results reflect lower money market related distribution fees. The sequential increase reflects higher transaction fee volumes and higher money market fund fees.
•

Asset and wealth management fees totaled $676 million in the second quarter of 2010. Adjusted for performance fees and income from consolidated asset management funds, net of noncontrolling interests, these fees total $686 million, an increase of 12% compared with the prior year period and a decrease of 1% (unannualized) sequentially (see page 20). The year-over-year increase reflects improved market values, the Insight acquisition and the impact of new business, partially offset by higher fee waivers and a reduction in fees due to money market outflows. Sequentially, the impact of new business was more than offset by lower market values.

•

Foreign exchange and other trading activities totaled $220 million compared with $237 million in the prior year period and $262 million in the first quarter of 2010. In the second quarter of 2010, foreign exchange revenue totaled $244 million, an increase of 39% sequentially, driven by increased volatility. The negative other trading revenue of $24 million in the second quarter of 2010 primarily relates to credit valuation adjustments (“CVA”) on derivatives due to widening spreads and lower fixed income trading revenue. See page 11 for trends in foreign exchange and other trading activities revenue.

•

Investment and other income increased $92 million year-over-year and was unchanged sequentially. The year-over-year increase reflects positive foreign currency translations and lease residual gains, partially offset by lower seed capital revenue.

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BNY Mellon 2Q10 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue	2009			2010		2Q10 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09		1Q10
Net interest revenue (non-FTE)	$700	$716	$724	$765	$722	3%		(6)%
Net interest revenue (FTE)	704	721	729	770	727	3		(6)
Net interest margin (FTE)	1.80%	1.85%	1.77%	1.89%	1.74%	(6	) bps	(15	) bps
Selected average balances:
Cash/interbank investments	$66,154	$64,762	$71,173	$71,788	$73,673	11%		3%
Trading account securities	2,179	1,973	2,090	2,075	2,752	26		33
Securities	51,903	53,889	55,573	55,352	54,030	4		(2)
Loans	37,029	34,535	35,239	34,214	36,664	(1)		7

Interest-earning assets	157,265	155,159	164,075	163,429	167,119	6		2
Interest-bearing deposits	98,896	93,632	98,404	101,034	99,963	1		(1)
Noninterest-bearing deposits	32,852	34,920	34,991	33,330	34,628	5		4

Selected average yields/rates:
Cash/interbank investments	1.11%	1.00%	0.94%	0.89%	0.82%
Trading account securities	2.50	2.30	2.53	2.49	2.62
Securities	3.12	3.20	3.36	3.67	3.62
Loans	2.69	2.63	2.38	2.46	2.30
Interest-earning assets	2.16	2.14	2.09	2.18	2.08
Interest-bearing deposits	0.16	0.11	0.12	0.16	0.17
Average cash/interbank investments as a percentage of average interest-earning assets	42%	42%	43%	44%	44%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	21%	23%	21%	20%	21%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•	Net interest revenue (FTE) totaled $727 million in 2Q10, an increase of 3% year-over-year and a decline of 6% (unannualized) sequentially.

•	The net interest margin (FTE) was 1.74% in 2Q10, compared with 1.89% in 1Q10 and 1.80% in 2Q09.

•

The decreases in net interest revenue and the net interest margin compared with 1Q10 reflect our credit strategy to reduce targeted loan exposure, as well as reducing the duration of placements, partially offset by a higher level of average interest-earning assets.

•

The increase in net interest revenue compared with 2Q09 reflects a higher yield on the restructured investment securities portfolio and a higher level of average interest-earning assets, partially offset by narrowing spreads and a reduction in the duration of placements.

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BNY Mellon 2Q10 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense	2009			2010		2Q10 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09	1Q10
Staff:
Compensation	$740	$747	$766	$753	$763	3%	1%
Incentives	241	242	266	284	272	13	(4)
Employee benefits	172	168	189	183	199	16	9
Total staff	1,153	1,157	1,221	1,220	1,234	7	1
Professional, legal and other purchased services	237	265	278	241	256	8	6
Net occupancy	142	142	141	137	143	1	4
Distribution and servicing	106	104	109	109	106	—	(3)
Software	93	95	98	94	91	(2)	(3)
Furniture and equipment	76	76	80	75	71	(7)	(5)
Business development	49	45	76	52	68	39	31
Sub-custodian	60	49	55	52	65	8	25
Other	233	232	226	186	201	(14)	8
Subtotal	2,149	2,165	2,284	2,166	2,235	4	3
Special litigation reserves	N/A	N/A	N/A	164	N/A	N/M	N/M
FDIC special assessment	61	—	—	—	—	N/M	—
Amortization of intangible assets	108	104	107	97	98	(9)	1
Restructuring charges	6	(5)	139	7	(15)	N/M	N/M
M&I expenses	59	54	52	26	14	(76)	(46)
Total noninterest expense	$2,383	$2,318	$2,582	$2,460	$2,332	(2)%	(5)%
Total staff expense as a percentage of total revenue	39%	N/M	37%	36%	37%
Total staff expense as a percentage of total revenue – Non-GAAP adjusted (a)	36%	35%	37%	36%	37%
(a)	Excluding net securities gains (losses) and noncontrolling interest of consolidated asset management funds.

N/A – Not applicable.

N/M – Not meaningful.

KEY POINTS

•

The 4% year-over-year increase in expenses (excluding the special litigation reserves, FDIC special assessment, amortization of intangible assets, restructuring charges and M&I expenses) was driven by the impact of the Insight acquisition, as well as higher incentives and business development activity.

•

The sequential increase of 3% (unannualized) (excluding the special litigation reserves taken in the first quarter of 2010, FDIC special assessment, amortization of intangible assets, restructuring charges and M&I expenses) primarily reflects higher support agreement charges resulting from a quarterly change in the market value of Lehman securities, the impact of the annual merit increase which was effective in the second quarter of 2010, the U.K. bonus tax and higher business development activity.

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BNY Mellon 2Q10 Quarterly Earnings Review

OPERATIONS OF CONSOLIDATED ASSET MANAGEMENT FUNDS

On Jan. 1, 2010, we adopted SFAS No. 167 (ASC 810). Adoption of this new standard resulted in an increase in consolidated total assets on our balance sheet at June 30, 2010 of $13.4 billion, or an increase of approximately 6% from Dec. 31, 2009.

We also separately disclosed the following on the income statement.

Income from consolidated asset management funds, net of noncontrolling interests
(in millions)	1Q10	2Q10
Operations of consolidated asset management funds	$65	$65
Noncontrolling interest of consolidated asset management funds	24	33
Income from consolidated asset management funds, net of noncontrolling interests	$41	$32

These line items were previously disclosed on the income statement as:

(in millions)	1Q10	2Q10
Asset and wealth management revenue	$25	$29
Investment income	16	3
Total	$41	$32

REGULATORY REFORM

In July 2010, Congress enacted regulatory reform legislation known as the Dodd-Frank Wall Street Reform and Consumer Protection Act, which the President is expected to sign into law on July 21, 2010. This new law broadly affects the financial services industry by establishing a framework for systemic risk oversight, creating a resolution authority, mandating higher capital and liquidity requirements, requiring banks to pay increased fees to regulatory agencies and containing numerous other provisions aimed at strengthening the sound operation of the financial services sector. Many aspects of the law are subject to further rulemaking and will take effect over several years, making it difficult to anticipate the overall financial impact to BNY Mellon or across the industry.

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BNY Mellon 2Q10 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At June 30, 2010, the fair value of our investment securities portfolio totaled $53.5 billion. The unrealized pre-tax gain on our securities portfolio was $292 million at June 30, 2010 compared with an unrealized pre-tax loss of $247 million at March 31, 2010 and an unrealized pre-tax loss of $7.7 billion at June 30, 2009.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
	March 31, 2010	2Q10 change in unrealized gain/ (loss)	June 30, 2010			Fair value as a % of amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollar amounts in millions)	Fair value		Amortized cost	Fair value				AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list: (b)
European floating rate notes (c)	$5,032	$18	$4,962	$4,527		91%	$(435)	94%	6%	—%	—%	—%
Commercial MBS	2,360	23	2,338	2,357		101	19	92	5	2	1	—
Prime RMBS	1,613	69	1,685	1,568		92	(117)	51	14	9	26	—
Alt-A RMBS	756	34	781	729		72	(52)	28	8	1	63	—
Subprime RMBS	486	31	757	501		66	(256)	70	12	8	10	—
Credit cards	588	3	541	543		98	2	2	97	1	—	—
Other	376	(8)	352	361		52	9	3	1	22	42	32
Total Watch list (b)	11,211	170	11,416	10,586		88	(830)	74	12	3	10	1
Agency RMBS	18,349	238	18,480	19,039		103	559	100	—	—	—	—
Sovereign debt/ sovereign guaranteed	7,710	(6)	7,047	7,126		101	79	100	—	—	—	—
U.S. Treasury securities	7,083	48	5,853	5,948		102	95	100	—	—	—	—
Grantor Trust (d):
Alt-A RMBS	2,605	38	2,355	2,536		62	181	3	4	4	89	—
Prime RMBS	2,024	42	1,831	1,969		73	138	2	3	3	92	—
Subprime RMBS	146	2	127	148		65	21	13	5	—	82	—
FDIC-insured debt	2,586	6	2,485	2,546		102	61	100	—	—	—	—
U.S. Government agency debt	1,157	(6)	1,133	1,146		101	13	100	—	—	—	—
Other	2,650	7	2,500	2,475		99	(25)	75	10	6	—	9
Total investment securities	$55,521	$539	$53,227	$53,519	(e)	95%	$292 (e)	85%	3%	1%	10%	1%
(a)	Amortized cost before impairments.
(b)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(c)	Includes RMBS, commercial MBS, and other securities.
(d)	The Grantor Trust RMBS were marked to market in the fourth quarter of 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(e)	Includes a $13 million unrealized loss on hedges of available for sale securities.

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BNY Mellon 2Q10 Quarterly Earnings Review

FOREIGN EXCHANGE AND OTHER TRADING ACTIVITIES REVENUE

Foreign exchange and other trading activities	2009			2010
(in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Foreign exchange	$240	$190	$201	$175	$244
Fixed income	37	76	54	80	(32)
Credit derivatives (a)	(45)	(27)	(11)	(2)	4
Other	5	7	2	9	4
Total	$237	$246	$246	$262	$220
(a)	Used as economic hedges of loans.

CAPITAL

Capital ratios (a)	June 30, 2009	March 31, 2010	June 30, 2010
Tier 1 capital ratio	12.5%	13.3%	13.5%
Total (Tier 1 plus Tier 2) capital ratio	16.0	17.2	17.2
Leverage capital ratio	7.6	6.5	6.6
Common shareholders’ equity to total assets ratio (b)	13.4	13.5	12.9
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (b)	4.8	6.1	6.3
Tier 1 common equity to risk-weighted assets ratio (b)	11.1	11.6	11.8
(a)	Includes discontinued operations. Preliminary.
(b)	See the Supplemental information section beginning on page 20 for a calculation of these ratios.

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	June 30, 2009	March 31, 2010		June 30, 2010
Loans:
Other residential mortgages	$163	$204		$229
Wealth management	63	58		62
Commercial real estate	63	50		49
Commercial	43	40		40
Financial institutions	39	102		20
Foreign	1	—		—
Total nonperforming loans	372	454		400
Other assets owned	6	5		6
Total nonperforming assets	$378	$459	(a)	$406	(a)
Nonperforming loans ratio	1.0%	1.4%		1.1%
Allowance for loan losses/nonperforming loans	116.7	114.5		135.5
Total allowance for credit losses/nonperforming loans	141.4	140.5		161.3
(a)	The adoption of SFAS No. 167 (ASC 810) resulted in BNY Mellon consolidating loans of consolidated asset management funds of $11.3 billion at March 31, 2010 and $12.1 billion at June 30, 2010. Included in these loans are $150 million and $131 million of nonperforming loans, respectively. These loans are not part of BNY Mellon’s loan portfolio. As a result, the nonperforming loans of consolidated asset management funds are excluded from the nonperforming assets of BNY Mellon. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses.

Nonperforming assets decreased $53 million compared with March 31, 2010. The decrease primarily resulted from repayments by financial institutions, partially offset by the addition of other residential mortgages.

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BNY Mellon 2Q10 Quarterly Earnings Review

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs	Quarter ended
(in millions)	June 30, 2009	March 31, 2010	June 30, 2010
Allowance for credit losses – beginning of period	$559	$628	$638
Provision for credit losses	61	35	20
Transferred to discontinued operations	(40)	—	—
Net (charge-offs) recoveries:
Other residential mortgages	(16)	(12)	(10)
Financial institutions	—	(20)	(1)
Commercial	(25)	12	—
Commercial real estate	(13)	(5)	(1)
Wealth Management	—	—	(1)
Total net (charge-offs) recoveries	(54)	(25)	(13)
Allowance for credit losses – end of period	$526	$638	$645
Allowance for loan losses	$434	$520	$542
Allowance for unfunded commitments	92	118	103

The provision for credit losses was $20 million in the second quarter of 2010 compared with $35 million in the first quarter of 2010. During the second quarter of 2010, the total allowance for credit losses increased $7 million and net charge-offs totaled $13 million.

DISCONTINUED OPERATIONS

On Jan. 15, 2010, BNY Mellon sold Mellon United National Bank (“MUNB”), its national bank subsidiary located in Florida. We have applied discontinued operations accounting to this business. The income statements for all periods in this Earnings Review are presented on a continuing operations basis. This business, which was previously reported in the Other segment, no longer fit our strategic focus on our asset management and securities servicing businesses. In the second quarter of 2010, we recorded an after-tax loss on discontinued operations of $10 million primarily reflecting lower of cost or market write-downs on the retained loans held for sale.

BUSINESS SEGMENTS

See BNY Mellon’s 2009 Annual Report for information on the accounting principles of our business segments. In addition, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the segment results.

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BNY Mellon 2Q10 Quarterly Earnings Review

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

(dollar amounts in millions, unless otherwise noted)	2009			2010		2Q10 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09	1Q10
Revenue:
Asset and wealth management:
Mutual funds	$266	$274	$266	$242	$242	(9)%	—%
Institutional clients	175	197	227	264	264	51	—
Private clients	31	34	38	38	37	19	(3)
Performance fees	26	1	59	13	19	(27)	46
Total asset and wealth management revenue	498	506	590	557	562	13	1
Distribution and servicing	90	84	84	75	75	(17)	-
Other	(59)	2	6	17	—	N/M	N/M
Total fee and other revenue (a)	529	592	680	649	637	20	(2)
Net interest revenue	7	7	3	—	1	N/M	N/M
Total revenue (b)	536	599	683	649	638	19	(2)
Noninterest expense (ex. intangible amortization and support agreement charges)	419	415	465	453	474	13	5
Income before taxes (ex. intangible amortization and support agreement charges)	117	184	218	196	164	40	(16)
Support agreement charges	—	32	—	—	(7)	N/M	N/M
Amortization of intangible assets	55	53	56	50	50	(9)	—
Income before taxes	$62	$99	$162	$146	$121	95%	(17)%
Pre-tax operating margin	12%	16%	24%	23%	19%
Pre-tax operating margin (ex. intangible amortization) (c)	22%	25%	32%	30%	27%
Market value of assets under management at period-end (in billions)	$860	$897	$1,045	$1,034	$980	14%	(5)%
Assets under management-net inflows (outflows):
Long-term (in billions)	$(18)	$(2)	$13	$15	$13
Money market (in billions)	$(2)	$(14)	$(22)	$(25)	$(17)
(a)	Total fee and other revenue for the first and second quarters of 2010 includes income from consolidated asset management funds of $65 million and $65 million, respectively, and net income attributable to noncontrolling interests of $24 million and $33 million, respectively. The net of these income statement line items of $41 million and $32 million for the first and second quarters of 2010 is included above in institutional client revenue of $25 million and $29 million, respectively, and other revenue of $16 million and $3 million, respectively.
(b)	Investment securities gains (losses) were $(45) million in 2Q09, $- million in 3Q09, $1 million in 4Q09, $- million in 1Q10 and $1 million in 2Q10. Excluding investment securities gains (losses), the total revenue growth rate 2Q10 vs.2Q09 was 10%.
(c)	The pre-tax operating margin, excluding intangible amortization, support agreement charges and investment securities gains (losses) was 28% for 2Q09, 31% for 3Q09, 32% for 4Q09, 30% for 1Q10 and 26% for 2Q10.

N/M – Not meaningful.

KEY POINTS

•	Asset Management generated 600 basis points of positive operating leverage compared with 2Q09 excluding intangible amortization and support agreement charges.
•

Asset and wealth management fees totaled $562 million. Excluding performance fees, asset and wealth management fees increased 15% compared with the prior year period and were unchanged sequentially. This increase year-over-year reflects improved equity values, the Insight acquisition and the impact of net new business, partially offset by a reduction in fees due to money market outflows and higher fee waivers. Sequentially, the impact of new business was more than offset by lower market values.

•

Net long-term inflows of $13 billion were more than offset by $17 billion of short-term outflows. Long-term inflows benefited from strength in institutional fixed income and global equity products and the fifth consecutive quarter of positive flows in retail funds.

•	The increase in other fee revenue compared with 2Q09 primarily reflects investment write-downs in 2Q09.
•

Noninterest expense (ex. intangible amortization and support agreement charges) increased 13% year-over-year and 5% (unannualized) sequentially. The year-over-year increase primarily reflects the Insight acquisition and higher incentive expense. The sequential increase reflects higher incentive expense and the annual merit increase.

•	49% non-U.S. revenue in 2Q10 vs. 40% in 2Q09.

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BNY Mellon 2Q10 Quarterly Earnings Review

WEALTH MANAGEMENT (provides investment management, wealth and estate planning and private banking solutions to high net worth individuals, families, endowments and foundations and related entities)

(dollar amounts in millions, unless otherwise noted)	2009			2010		2Q10 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09	1Q10
Revenue:
Asset and wealth management	$128	$133	$136	$136	$134	5%	(1)%
Other	12	13	15	10	13	8	30
Total fee and other revenue	140	146	151	146	147	5	1
Net interest revenue	49	49	46	55	56	14	2
Total revenue	189	195	197	201	203	7	1
Provision for credit losses	—	—	1	—	—	N/M	N/M
Noninterest expense (ex. intangible amortization)	136	135	138	136	145	7	7
Income before taxes (ex. intangible amortization)	53	60	58	65	58	9	(11)
Amortization of intangible assets	11	12	11	9	9	(18)	—
Income before taxes	$42	$48	$47	$56	$49	17%	(13)%

Pre-tax operating margin	22%	25%	24%	28%	24%

Pre-tax operating margin (ex. intangible amortization)	28%	31%	29%	32%	28%

Average loans	$5,684	$6,010	$6,191	$6,302	$6,350	12%	1%
Average deposits	$6,628	$6,602	$6,804	$7,310	$7,991	21%	9%

Market value of total client assets under management and custody at period end (in billions)	$142	$151	$154	$157	$150	6%	(4)%
N/M	– Not meaningful.

KEY POINTS

•	Income before taxes (ex. intangible amortization) increased 9% compared to 2Q09 and decreased 11% (unannualized) compared to 1Q10.
•

Total fee and other revenue was up 5% compared to 2Q09 and 1% (unannualized) sequentially. The year-over-year increase reflects organic growth, the impact of higher equity markets and increased capital markets fees. The sequential increase was due to organic growth and higher capital markets fees, partially offset by lower equity markets.

•

Total client assets were $150 billion at June 30, 2010, up $8 billion, or 6%, from June 30, 2009 and down $7 billion, or 4%, from March 31, 2010. The decrease from March 31, 2010 reflects market depreciation.

•

Net interest revenue increased 14% year-over-year and 2% (unannualized) sequentially. The year-over-year increase was primarily due to high quality loan growth, higher loan spreads, and the higher yield related to the restructured investment securities portfolio. The sequential increase reflects higher deposit levels and higher deposit margins. Average loans increased 12% year-over-year and 1% (unannualized) sequentially. Average deposit levels increased 21% year-over-year and 9% (unannualized) sequentially.

•

Noninterest expense (excluding intangible amortization) increased 7% compared to 2Q09 and sequentially (unannualized). The year-over-year increase primarily reflects higher legal and FDIC expenses, the impact of the annual merit increase and production-related incentives, partially offset by workforce reductions and expense control. The sequential increase reflects the timing of business development expenses and the annual merit increase.

•	Wealth Management has office sites in 17 states and 3 countries, including 16 of the top 25 domestic wealth markets.

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BNY Mellon 2Q10 Quarterly Earnings Review

ASSET SERVICING (provides global custody and related services and broker-dealer services to corporate and public retirement funds, foundations and endowments and global financial institutions)

(dollar amounts in millions, unless otherwise noted)	2009			2010		2Q10 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09	1Q10
Revenue:
Securities servicing fees - Asset servicing revenue	$557	$573	$581	$569	$586	5%	3%
Securities lending revenue	85	32	25	24	30	(65)	25
Foreign exchange and other trading activities	216	190	177	170	207	(4)	22
Other	46	50	33	35	83	80	137
Total fee and other revenue	904	845	816	798	906	—	14
Net interest revenue	211	229	205	210	216	2	3
Total revenue	1,115	1,074	1,021	1,008	1,122	1	11
Noninterest expense (ex. intangible amortization and support agreement charges)	721	748	788	740	765	6	3
Income before taxes (ex. intangible amortization and support agreement charges)	394	326	233	268	357	(9)	33
Support agreement charges	(15)	(19)	(5)	(23)	16	N/M	N/M
Amortization of intangible assets	9	6	6	6	5	(44)	(17)
Income before taxes	$400	$339	$232	$285	$336	(16)%	18%

Pre-tax operating margin	36%	32%	23%	28%	30%
Pre-tax operating margin (ex. intangible amortization)	37%	32%	23%	29%	30%

Market value of securities on loan at period end (in billions) (a)	$290	$299	$247	$253	$248	(14)%	(2)%

Average deposits	$50,583	$52,271	$51,755	$52,183	$55,343	9%	6%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

N/M – Not meaningful.

KEY POINTS

•	Asset servicing generated 800 basis points of positive operating leverage sequentially, excluding support agreement charges and intangible amortization.
•

Securities servicing fees – ex. securities lending revenue increased 3% (unannualized) sequentially and 5% compared with 2Q09. The year-over-year increase reflects higher market values and new business. The sequential increase reflects new business and higher transaction volumes.

•

Securities lending fees decreased $55 million compared with 2Q09 and increased $6 million sequentially. The year-over-year decrease reflects narrower spreads and lower loan balances while the sequential increase reflects seasonality. Spreads decreased 49% compared with 2Q09 and increased 60% sequentially. Volumes decreased 9% compared with 2Q09 and increased 4% (unannualized) sequentially.

•	Foreign exchange and other trading activities decreased 4% compared with 2Q09 and increased 22% (unannualized) sequentially. Both fluctuations primarily resulted from changes in volatility.
•	Other revenue increased year-over-year and sequentially as a result of higher foreign exchange translation gains.
•

Net interest revenue increased 2% year-over-year and 3% (unannualized) sequentially. The increase compared with 2Q09 resulted from the higher yield related to the restructured investment securities portfolio, primarily offset by lower spreads on deposits. The increase sequentially reflects higher deposit levels and spreads.

•

Noninterest expense (excluding intangible amortization and support agreement charges) increased $44 million compared with 2Q09 and $25 million sequentially. The year-over-year increase reflects higher subcustodian fees resulting from higher asset values and transaction volumes, as well as higher professional, legal and other purchased services and higher business development expense. The sequential increase was primarily driven by higher subcustodian fees and higher business development activity.

•	2Q10 new business wins totaled $419 billion (win rate of 61%).
•	40% non-U.S. revenue in 2Q10 vs. 35% in 2Q09.
•	BNY Mellon #1 rated custodian among the largest custodian peer group – Global Investor Survey (May 2010).

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BNY Mellon 2Q10 Quarterly Earnings Review

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

(dollar amounts in millions)	2009			2010		2Q10 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09	1Q10
Revenue:
Securities servicing fees - issuer services	$373	$359	$367	$333	$353	(5)%	6%
Other	40	30	43	25	27	(33)	8
Total fee and other revenue	413	389	410	358	380	(8)	6
Net interest revenue	185	180	203	252	216	17	(14)
Total revenue	598	569	613	610	596	—	(2)
Noninterest expense (ex. intangible amortization)	305	304	318	304	318	4	5
Income before taxes (ex. intangible amortization)	293	265	295	306	278	(5)	(9)
Amortization of intangible assets	20	20	20	20	21	5	5
Income before taxes	$273	$245	$275	$286	$257	(6)%	(10)%

Pre-tax operating margin	46%	43%	45%	47%	43%
Pre-tax operating margin (ex. intangible amortization)	49%	47%	48%	50%	47%

Number of depositary receipt programs	1,320	1,322	1,330	1,336	1,345	2%	1%
Average deposits	$47,293	$43,183	$47,320	$48,470	$44,560	(6)%	(8)%

KEY POINTS

•	Total revenue decreased less than 1% compared to 2Q09 and 2% (unannualized) sequentially:

•

Corporate Trust – Total revenue decreased year-over-year and sequentially. The year-over-year decline reflects weakness in the global debt markets, lower money market related fees, partially offset by higher net interest revenue driven by the higher yield related to the restructured investment securities portfolio and higher deposit spreads. The sequential decline reflects continued low debt issuances in the global markets and lower client deposits.

•

Depositary Receipts – Total revenue increased year-over-year and sequentially primarily due to higher transaction and servicing fees. The sequential increase was also impacted by seasonality. Depositary Receipt issuances have exceeded cancellations for five consecutive quarters.

•

Shareowner Services – Total revenue decreased year-over-year and sequentially. The year-over-year decline reflects lower net interest revenue, lower corporate action fees and lower employee stock option plan fees. The sequential decline primarily reflects the factors noted above, partially offset by seasonality.

•

Noninterest expense (excluding intangible amortization) increased 4% year-over-year and 5% sequentially. The year-over-year increase reflects higher legal and FDIC expenses. The sequential increase resulted from higher legal expense and timing of business development activity. Staff expense decreased year-over-year and was unchanged sequentially.

•	40% non-U.S. revenue in 2Q10 vs. 38% in 2Q09.

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BNY Mellon 2Q10 Quarterly Earnings Review

CLEARING SERVICES (provides clearing, financing and custody services for broker-dealers and registered investment advisors)

(dollar amounts in millions, unless otherwise noted)	2009			2010		2Q10 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09	1Q10
Revenue:
Securities servicing fees – clearing services	$248	$232	$219	$227	$240	(3)%	6%
Other	66	59	45	44	36	(45)	(18)
Total fee and other revenue	314	291	264	271	276	(12)	2
Net interest revenue	87	81	90	95	93	7	(2)
Total revenue	401	372	354	366	369	(8)	1
Noninterest expense (ex. intangible amortization)	256	245	241	255	270	5	6
Income before taxes (ex. intangible amortization)	145	127	113	111	99	(32)	(11)
Amortization of intangible assets	7	6	7	6	7	N/M	N/M
Income before taxes	$138	$121	$106	$105	$92	(33)%	(12)%

Pre-tax operating margin	34%	33%	30%	29%	25%
Pre-tax operating margin (ex. intangible amortization)	36%	34%	32%	30%	27%

Average active accounts (in thousands)	4,999	4,771	4,758	4,811	4,896
Average margin loans	$4,121	$4,322	$4,651	$5,229	$5,775	40%	10%
Average payables to customers and broker-dealers	$4,901	$5,845	$6,476	$6,495	$6,593	35%	2%

KEY POINTS

•	Total revenue decreased 8% compared to 2Q09 and increased 1% (unannualized) sequentially:

•

Total fee and other revenue decreased 12% compared with 2Q09 and increased 2% (unannualized) sequentially. The year-over-year decrease was primarily due to lower money market related distribution fees and lower trading volumes, partially offset by higher mutual fund fee revenue driven by improved asset values. The sequential increase was primarily due to higher transaction fee volumes and higher money market fund fees, partially offset by lower trading revenue.

•

Net interest revenue increased 7% compared with 2Q09 and decreased 2% (unannualized) sequentially. Both variances were impacted by the fluctuation in accretion related to the restructured investment securities portfolio. The sequential comparison was also impacted by a higher level of interest-earning assets partially offset by lower spreads.

•

Noninterest expense (excluding intangible amortization) increased 5% compared to 2Q09 and 6% (unannualized) sequentially. Both increases primarily reflect higher expenses in support of future client conversions, higher professional, legal and other purchased services expenses, and higher clearing expense driven by increased volumes.

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BNY Mellon 2Q10 Quarterly Earnings Review

TREASURY SERVICES (provides treasury services, global payment services, working capital solutions, capital markets business and large corporate banking)

	2009			2010		2Q10 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q09	1Q10
Revenue:
Treasury services	$128	$124	$130	$127	$121	(5)%	(5)%
Other	52	82	92	98	75	44	(23)
Total fee and other revenue	180	206	222	225	196	9	(13)
Net interest revenue	157	149	148	176	161	3	(9)
Total revenue	337	355	370	401	357	6	(11)
Noninterest expense (ex. intangible amortization)	191	180	187	182	188	(2)	3
Income before taxes (ex. intangible amortization)	146	175	183	219	169	16	(23)
Amortization of intangible assets	7	6	6	6	5	(29)	(17)
Income before taxes	$139	$169	$177	$213	$164	18%	(23)%

Pre-tax operating margin	41%	48%	48%	53%	46%
Pre-tax operating margin (ex. intangible amortization)	43%	49%	50%	55%	47%

Average loans	$13,228	$11,648	$10,982	$10,436	$10,290	(22)%	(1)%
Average deposits	$20,321	$19,989	$22,138	$22,257	$22,209	9%	—%

KEY POINTS

•	Total fee and other revenue increased 9% year-over-year and decreased 13% (unannualized) sequentially:

•

The year-over-year increase resulted from an improvement in the mark-to-market adjustments on credit default swaps, partially offset by lower trading revenue, lower financing-related fees and lower global payment fees.

•	The sequential decrease was due primarily to lower trading revenue, global payment fees and financing-related fees.

•

Net interest revenue increased 3% year-over-year and decreased 9% (unannualized) sequentially. The year-over-year increase primarily resulted from the higher yield related to the restructured investment securities portfolio, partially offset by lower average loan balances reflecting our credit strategy to reduce targeted risk exposure. The sequential decrease reflects lower spreads.

•

Noninterest expense (excluding intangible amortization) decreased 2% compared with 2Q09 and increased 3% (unannualized) sequentially. The year-over-year decrease reflects overall expense control and lower FDIC expense. The sequential increase primarily reflects seasonally lower expenses in 1Q10.

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BNY Mellon 2Q10 Quarterly Earnings Review

OTHER (primarily includes the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

	2009			2010
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Revenue:
Fee and other revenue	$(223)	$(4,685)	$52	$143	$61
Net interest revenue (expense)	4	21	29	(23)	(21)
Total revenue	(219)	(4,664)	81	120	40
Provision for credit losses	61	147	64	35	20
Noninterest expense (ex. Special litigation reserves, FDIC special assessment, intangible amortization, M&I expenses and restructuring charges)	136	125	152	119	66
Income (loss) before taxes (ex. Special litigation reserves, FDIC special assessment, intangible amortization, M&I expenses and restructuring charges)	(416)	(4,936)	(135)	(34)	(46)
Special litigation reserves	N/A	N/A	N/A	164	N/A
FDIC special assessment	61	—	—	—	—
Amortization of intangible assets	(1)	1	1	—	1
M&I expenses	59	54	52	26	14
Restructuring charges	6	(5)	139	7	(15)
Income (loss) before taxes	$(541)	$(4,986)	$(327)	$(231)	$(46)

KEY POINTS

•

Total fee and other revenue increased $284 million compared to 2Q09 and decreased $82 million compared to 1Q10. The year-over-year increase is due to investment securities losses recorded in 2Q09. The sequential decrease relates primarily to negative trading revenue in the second quarter of 2010 resulting from CVA driven by widening spreads and lower lease residual gains.

•

Noninterest expense (excluding special litigation reserves taken in the first quarter of 2010, FDIC special assessment, intangible amortization, M&I expenses and restructuring charges) decreased $70 million compared to 2Q09 and decreased $53 million sequentially. The year-over-year decrease primarily reflects lower expenses for litigation and government assessments, while the sequential decrease reflects lower legal and incentive expenses.

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BNY Mellon 2Q10 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of net income and EPS – GAAP to Non-GAAP	2Q09		1Q10			2Q10
(in millions, except per common share amounts)	Net income	EPS (a)	Net income	EPS (a)		Net income	EPS (a)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis (a)	$176	$0.15	$559	$0.46		$658	$0.54
Discontinued operations income (loss)	(91)	(0.08)	(42)	(0.03)		(10)	(0.01)
Continuing operations – GAAP	267	0.23	601	0.49		668	0.55
Less: Net securities gains (losses)	(161)	(0.14)	5	—		N/M	N/M
Add: Special litigation reserves	N/A	N/A	98	0.08		N/A	N/A
FDIC special assessment	36	0.03	—	—		—	—
Restructuring charges	N/A	N/A	5	—		N/M	N/M
M&I expenses	36	0.03	16	0.01		N/M	N/M
Redemption charge and preferred dividends	236	0.20	—	—		—	—
Benefit of tax settlements	(134)	(0.11)	—	—		—	—
Net income from continuing operations applicable to common shareholders excluding net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses, redemption charge and preferred dividends and benefit of tax settlements – Non-GAAP	602	0.51 (b)	715	0.59	(b)	668	0.55
Add: Intangible amortization	67	0.06	62	0.05		60	0.05
Net income from continuing operations applicable to common shareholders excluding net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses, redemption charge and preferred dividends, benefit of tax settlements and intangible amortization – Non-GAAP	$669	0.57	$777	0.64		$728	$0.60
(a)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities of $2 million in the second quarter of 2009, $5 million in the first quarter of 2010 and $7 million in the second quarter of 2010.
(b)	Does not foot due to rounding.
N/A	– Not applicable.
N/M	– Not meaningful.

Asset servicing revenue (in millions)			2Q09	1Q10	2Q10
Asset servicing revenue			$671	$637	$668
Less: Securities lending fee revenue			97	29	46
Asset servicing revenue excluding securities lending fee revenue			$574	$608	$622

Asset and wealth management fee revenue				2Q10 vs.
(dollars in millions)	2Q09	1Q10	2Q10	1Q10	2Q09
Asset and wealth management fee revenue	$637	$678	$676	—%	6%
Less: Performance fees	26	13	19
Add: Revenue from consolidated asset management funds, net of noncontrolling interests	—	25	29
Asset and wealth management fee revenue excluding performance fees	$611	$690	$686	(1)%	12%

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BNY Mellon 2Q10 Quarterly Earnings Review

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	2Q09	3Q09	4Q09	1Q10	2Q10
Income (loss) from continuing operations before income taxes – GAAP	$513	$(3,965)	$672	$884	$1,006
Less: Net securities gains (losses)	(256)	(4,833)	15	7	13
Noncontrolling interests of consolidated asset management funds	—	—	—	24	33
Add: Special litigation reserves	N/A	N/A	N/A	164	N/A
Asset-based taxes	—	20	—	—	—
FDIC special assessment	61	—	—	—	—
Restructuring charges	6	(5)	139	7	(15)
M&I expenses	59	54	52	26	14
Intangible amortization	108	104	107	97	98
Income (loss) from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, asset-based taxes, FDIC special assessment, restructuring charges, M&I expenses and intangible amortization – Non-GAAP	$1,003	$1,041	$955	$1,147	$1,057
Fee and other revenue – GAAP	$2,257	$(2,216)	$2,595	$2,549	$2,571
Income of consolidated asset management funds – GAAP	—	—	—	65	65
Net interest revenue – GAAP	700	716	724	765	722
Total revenue – GAAP	2,957	(1,500)	3,319	3,379	3,358
Less: Net securities gains (losses)	(256)	(4,833)	15	7	13
Noncontrolling interests of consolidated asset management funds	—	—	—	24	33
Total revenue excluding net securities gains (losses) and noncontrolling interests of consolidated asset management funds – Non-GAAP	$3,213	$3,333	$3,304	$3,348	$3,312
Pre-tax operating margin (a)	17%	N/M	20%	26%	30%
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, asset-based taxes, FDIC special assessment, restructuring charges, M&I expenses and intangible amortization – Non-GAAP (a)	31%	31%	29%	34%	32%
(a)	Income (loss) before taxes divided by total revenue.

N/A – Not applicable.

N/M – Not meaningful.

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BNY Mellon 2Q10 Quarterly Earnings Review

Return on common equity and tangible common equity – continuing operations (dollars in millions)	2Q09	3Q09	4Q09	1Q10	2Q10
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$176	$(2,458)	$593	$559	$658
Less: Discontinued operations income (loss), net of tax	(91)	(19)	(119)	(42)	(10)
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	267	(2,439)	712	601	668
Add: Intangible amortization	67	65	66	62	60
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	334	(2,374)	778	663	728
Less: Net securities gains (losses)	(161)	(3,047)	31	5	8
Add: Special litigation reserves	N/A	N/A	N/A	98	N/A
FDIC special assessment	36	—	—	—	—
Restructuring charges	4	(3)	86	5	(9)
M&I expenses	36	34	33	16	9
Benefit of tax settlements	(134)	—	(133)	—	—
Net income from continuing operations excluding net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses, benefit of tax settlements and intangible amortization – Non-GAAP	$437	$704	$733	$777	$720

Average common shareholders’ equity	$26,566	$28,144	$28,843	$29,715	$30,434
Less: Average goodwill	15,989	16,048	16,291	16,143	16,073
Average intangible assets	5,673	5,608	5,587	5,513	5,421
Add: Deferred tax liability – tax deductible goodwill	643	666	720	720	746
Deferred tax liability – non-tax deductible intangible assets	1,743	1,717	1,680	1,660	1,649
Average tangible common shareholders’ equity – Non-GAAP	$7,290	$8,871	$9,365	$10,439	$11,335

Return on common equity – GAAP (a)	4.0%	N/M	9.8%	8.2%	8.8%
Return on common equity excluding net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses, benefit of tax settlements and intangible amortization – Non-GAAP (a)	6.6%	9.9%	10.1%	10.6%	9.5%

Return on tangible common equity – Non-GAAP (a)	18.4%	N/M	33.0%	25.8%	25.8%
Return on tangible common equity excluding net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and benefit of tax settlements – Non-GAAP (a)	24.0%	31.5%	31.1%	30.2%	25.5%
(a)	Annualized

N/A – Not applicable.

N/M – Not meaningful.

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BNY Mellon 2Q10 Quarterly Earnings Review

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	June 30, 2009	March 31, 2010	June 30, 2010
Common shareholders’ equity at period end – GAAP	$27,276	$29,683	$30,396
Less: Goodwill	16,040	16,077	16,106
Intangible assets	5,677	5,449	5,354
Add: Deferred tax liability – tax deductible goodwill	643	720	746
Deferred tax liability – non-tax deductible intangible assets	1,743	1,660	1,649
Tangible common shareholders’ equity at period end – Non-GAAP	$7,945	$10,537	$11,331

Total assets at period end – GAAP	$203,012	$220,551	$235,693
Less: Assets of consolidated asset management funds	—	12,568	13,260
Total assets of operations – Non-GAAP	203,012	207,983	222,433
Less: Goodwill	16,040	16,077	16,106
Intangible assets	5,677	5,449	5,354
Cash on deposit with the Federal Reserve and other central banks (a)	16,458	14,709	21,548
Tangible total assets of operations at period end – Non-GAAP	$164,837	$171,748	$179,425

Common shareholders’ equity to total assets – GAAP	13.4%	13.5%	12.9%
Tangible common shareholders’ equity to tangible total assets of operations – Non-GAAP	4.8%	6.1%	6.3%

Period end common shares outstanding (in thousands)	1,202,828	1,212,941	1,214,042

Book value per common share	$22.68	$24.47	$25.04
Tangible book value per common share – Non-GAAP	$6.60	$8.69	$9.33
(a) Assigned a zero percent risk weighting by the regulators.
Calculation of the Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	June 30, 2009	March 31, 2010	June 30, 2010
Total Tier 1 capital	$15,044	$13,426	$13,857
Less: Trust preferred securities	1,691	1,667	1,663
Total Tier 1 common equity	$13,353	$11,759	$12,194

Total risk-weighted assets	$120,566	$101,197	$102,969

Tier 1 common equity to risk-weighted assets ratio	11.1%	11.6%	11.8%
(a)	On a regulatory basis.

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expectations with respect to the economic outlook, reinvestment in our businesses, intended acquisitions and joint ventures and the timing of anticipated closing, the anticipated settlement of the forward sale agreement, credit ratings of the RMBS in the Grantor Trust and our preliminary assessment of the impact of regulatory reform legislation. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this earnings review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of July 20, 2010 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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